Investor Presentation As of December 31, 2019

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, future financial and operating results; costs and revenues; economic conditions generally and in our markets and among our customer base; loan demand; drivers for improvement; mortgage lending activity; changes in the mix of our earning assets and our deposit and wholesale liabilities; net interest margin; yields on earning assets; interest rates (generally and those applicable to our assets and liabilities); credit quality, including loan performance, non-performing assets, provisions for loan losses, charge-offs, other-than-temporary impairments and collateral values; rebranding and staff realignment costs and expected savings; market trends; and customer preferences, as well as statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks”, "modeled" and other similar words and expressions of the future.   Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s  actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events.  You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and twelve month periods ended December 31, 2019 and the three month period ended December 31, 2018, may not reflect our results of operations for our fiscal year ended, or financial condition as of December 31, 2019, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”) with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income per Share (Basic and Diluted), Adjusted Noninterest Expense, Adjusted Noninterest Income, Adjusted Return on Equity (ROE), Adjusted Return on Assets (ROA), Adjusted Efficiency Ratio, and other ratios. This supplemental information should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including these, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we incurred in 2018 in connection with the spin-off and related transactions, and the rebranding and restructuring expenses which began in 2018 and continued in 2019. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. See Appendix 2 “Non-GAAP Financial Measures Reconciliations” for a reconciliation of these non-GAAP financial measures to their GAAP counterparts.

3 Geographic Mix Who We Are December 31, 2019 Loans Deposits • Founded in 1979 • Acquired in 1987 by MSF (1) § • 80.1% spin-off in August 2018 Domestic 3.0% History • Completed IPO in December 2018 45.8% • Rebranded as Amerant in June 2019 97.0% 54.2% § • MSF no longer has any stake in the International Company(2) Headquarters • Coral Gables, FL Financial Highlights (in millions, except per share data and Employees • 829 FTEs 2015 2016 2017 2018 2019 percentages) Balance Sheet (9) • 27 branches throughout South Florida Assets $ 8,163 $ 8,434 $ 8,437 $ 8,124 $ 7,985 Footprint and Houston, loan production offices in Loans 5,623 5,765 6,066 5,920 5,744 New York City and Dallas Deposits 6,520 6,577 6,323 6,033 5,757 Tangible Common Equity(5) 661 683 732 726 (4) 813 • Largest community bank Income Statement Market Share (3) headquartered in Florida Net Income $ 15.0 $ 23.6 $ 43.1 $ 45.8 $ 51.3 Adjusted Net Income(5) $ 15.0 $ 23.6 $ 48.4 $ 57.9 $ 53.1 Assets • $7.99 billion Net Income per Share - Basic $ 0.35 $ 0.55 $ 1.01 $ 1.08 $ 1.21 Adjusted Net Income per Share - Basic(5) $ 0.35 $ 0.55 $ 1.14 $ 1.36 $ 1.25 Deposits • $5.76 billion ROA 0.19% 0.29% 0.51% 0.55% 0.65% Adjusted ROA(5) 0.19% 0.29% 0.57% 0.69% 0.67% AUM • $1.82 billion under management/ custody ROE 2.14% 3.29% 5.62% 6.29% 6.43% Adjusted ROE(5) 2.14% 3.29% 6.32% 7.95% 6.66% (1) Mercantil Servicios Financieros, C.A. (“MSF”) Efficiency Ratio(6) 84.7% 78.0% 73.8% 78.8% 77.5% (2) In 2019, issued approximately 2.1 million shares of Class A common stock and (5) used the proceeds to repurchase all of the remaining Class B shares held by MSF. Adjusted Efficiency Ratio 84.7% 78.0% 74.8% 74.0% 76.4% (3) Community banks - less than $10 billion (assets). Source S&P Market Intelligence Capital (4) Reflects special one-time dividend of $40.0 million paid on March 13, 2018 to MSF Tier 1 Common Ratio 10.1% 10.3% 10.7% 11.1% 12.6% in connection with the spin-off (5) See Appendix 2 ”Non-GAAP Financial Measures Reconciliations" for a reconciliation Tier 1 Capital Ratio 11.8% 11.9% 12.3% 12.7% 13.9% of these non-GAAP financial measures to their GAAP counterparts. There were no Total Risk-based Capital 12.9% 13.1% 13.3% 13.5% 14.8% non-GAAP adjustments in 2015 and 2016 (6) Efficiency ratio: result of non-int exp. divided by non-int. income plus NII. The Tangible Common Equity Ratio 8.1% 8.1% 8.7% 9.0% 10.2% adjusted efficiency ratio utilized the same calculation but with adjusted figures. Stockholders' Book Value per Common $ 16.06 $ 16.59 $ 17.73 $ 17.31 $ 19.35 (7) Includes all accruing loans past due 90 days or more, all nonaccrual loans, Share restructured loans that are considered “troubled debt restructurings” or “TDRs”, (5) (4) and OREO properties acquired through or in lieu of foreclosure Tangible Book Value per Common Share $ 15.56 $ 16.08 $ 17.23 $16.82 $ 18.84 (8) Average daily balance of loans net of deferred loan fees and costs, excluding the Credit ALL Non-performing Assets(7) / Assets 0.95% 0.85% 0.32% 0.22% 0.41% (9) Opened two new branches during Q4 2019 (Miami Lakes, FL, and Boca Raton, FL), nd Net Charge-offs (Recoveries) / Average Total and one on March 2 , 2020 in Delray Beach, FL (0.01)% 0.32% 0.11% 0.18% 0.11% Loans(8)

4 Investment Opportunity Highlights Established Strong and Well-Positioned Significant Fee Pathway to Franchise in Diverse Deposit Loan Income Strong Attractive Portfolio Markets Base Platform Profitability • Long history with • Combination of • Loan book well- • Wealth • Independence from strong reputation domestic and low- diversified across management and MSF allows for and deep client cost international various asset brokerage platform clearer path to ROA/ relationships deposits classes and markets with accompanying ROE improvement trust and private through efficiency, • Presence in high- • Domestic deposit • Outstanding credit banking capabilities fee income, and growth markets of base experiencing performance due to other levers Florida, Texas, and significant growth disciplined • Approximately New York (approximately underwriting culture 19.5% noninterest • Building on 11.4% CAGR since income/total preserving financial • Seasoned 2015) • High level of operating income in performance as part management team relationship lending 2019 of a multi-year shift and Board with long • Low cost granular towards increasing • Strong risk tenure international deposit core domestic management to base (0.41% growth and • Largest community allow adjustments average cost in profitability bank headquartered 2019) is a strategic based on market in Florida and one advantage conditions • Embarking on digital of the leading banks transformation to serving the Hispanic • Retain international adapt to a new community deposits by adding competitive new and revamped environment products bundles and improve customer journey

5 Experienced Management Team Frederick • Chairman since January 2019 Copeland • Director of Company and Bank from 2007 to 2018 • Former President and CEO of Far East National Bank Chairman of the Board • Former President and CEO of Aetna International, Inc. • Former Chairman, President, and CEO of Fleet Bank, N.A. Connecticut 78 years old • Former President and CEO of Citibank Canada Millar • CEO since 2009, Vice-Chairman since 2013 and Director since 1987 of Company and Bank Wilson • Spearheaded MSF's entry into the U.S. in 1983 Vice-Chairman & CEO • 42 years of experience with MSF/Amerant Bancorp ("AMTB"), including Executive Director of International Business 67 years old • Director of the Federal Reserve Bank of Atlanta-Miami Branch from 2013 to 2018 Carlos • Interim CFO as of March 2020 Iafigliola • 22 years with MSF / AMTB Interim CFO (1) • Head of Treasury from 2015 to 2020 • Asset & Liability Manager at AMTB from 2004 to 2015 43 years old • Served in Market Risk Management at MSF 1998 to 2004 Alfonso Figueredo • Co-President and COO since February 2018 Co-President & COO • 31 years with MSF / AMTB • Executive Vice President of Operations and Administration of MSF from 2015 to 2018 58 years old • CFO of MSF from 2008 to 2015 Alberto Capriles • Executive Vice President and Chief Risk Officer since 2015 Executive Vice President • 24 years with MSF / AMTB & Chief Risk Officer • Corporate Treasurer of MSF from 2008 to 2015 52 years old • Corporate Market Risk Manager of MSF from 1999 to 2008 Miguel Palacios • Executive Vice President and Chief Business Officer since February 2018 Executive Vice President • All 27 years of banking experience with MSF / AMTB & Chief Business Officer • Domestic Personal and Commercial Manager from 2012 to 2018 • Special Assets Manager from 2009 to 2012 51 years old (1) On March 4, 2020, the Company announced (i) the resignation of Mr. Peraza as Co-President and Chief Financial Officer and (ii) the appointment of Carlos Iafigiola as interim Chief Financial Officer, effective March 16th, 2020

6 Deep Culture of Enterprise Risk Management ü Enterprise-Wide ü ü ü Risk Governance Risk Culture Risk Appetite Strategic Planning Board of Directors Senior Management Three Lines of Defense 1 Front Line Units 2 Risk Management 3 Internal Audit • Own and manage their • Independent from front • Direct report to the risks line units Board • Direct access to the • Independent • Identify, measure, Board monitor, report, analyze, • Risk-based approach and mitigate risks • Sophisticated and specialized: Market Risk, Credit Risk, Operational • Internal controls Risk, Data Security, Model Risk, and Compliance • Strong culture of compliance with BSA/ • Comprehensive and AML and all regulatory robust BSA/AML program standards with extensive experience and resources • Comprehensive daily • Proprietary BSA/AML OFAC screening of all monitoring and risk rating clients and programs counterparties

7 Our New Brand Meant for You: A Different Kind of Bank Our new purpose We are evolving, just like you All that we do, our attitude and behaviors, aim We are renewing our commitment to you by at our ultimate goal: offering the closest, most aiming to keep growing and making possible a personal and exceptional service to our brighter future for you, our investors, our customers communities, and our people We have developed strong relationships for 40 years and we are excited to create new ones, always adapting to your lives and specific needs, in a dynamic and positive way Everything we do is designed with our stakeholders in mind

8 Market Strategy Our strategy is to operate and expand in high-growth, diverse economies where we can build from our heritage serving the Hispanic community Miami-Dade MSA Target markets have: • Major industry sectors are trade, tourism, services, manufacturing, education, and real estate • Substantial domestic deposit • Unemployment rate of 2.9% as of October 2019 growth potential • Ranked #1 MSA for startup activity by the 2017 Kauffman Index among the 39 largest MSAs • Diversified industries, requiring high-quality loans Houston MSA • Major industry sectors of health care, retail, oil/ • Population growth, and thus a gas, travel, and services larger number of potential • Unemployment rate of 3.5% as of October 2019 customers • Home to the world’s largest medical complex. Ranks #2 in manufacturing GDP nationwide • Customers that require more than one of our banking services NYC MSA • Major industry sectors of education, health care, • Existing, significant Hispanic tourism, financial services, and professional / communities that value our business services bilingual employees and services • Unemployment rate of 3.7% as of October 2019 • MSA has #1 GDP in the nation Our markets are diverse with growing demographics and industry Sources: S&P Global Market Intelligence. US Bureau of Labor Statistics. Greater Houston Partnership (www.Houston.org). Business Facilities’ 2018 Metro Rankings Report. US Bureau of Economic Analysis. Center for Governmental Research.

9

Growing and Diverse Markets

Branch Footprint[1]
March 12, 2019

Florida

19 banking centers



Texas[6]

8 banking centers



Deposit Market Share[2]
June 30, 2019

Market	Branches	Deposits ($mm)	% of AMTB	Market Share %
Miami-Dade, FL	9	$4,793	81.6	3.6
Broward, FL	5	330	5.6	0.6
Palm Beach, FL	1	106	1.8	0.2
Florida	**15**	**$5,228**	**89.0%**	**0.9%**

Market	Branches	Deposits ($mm)	% of AMTB	Market Share %
Harris, TX[3] [4]	7	$573	9.8	0.3
Montgomery, TX	1	73	1.2	0.6
Texas	**8**	**$645**	**11.0%**	**0.1%**

Market Demographics
2010 – 2020 Est. Population Change


13.7%
21.1%
7.0%
Miami
Houston
U.S.

2019 – 2025 Median Est. Household Income Change


11.5%
2.8%
9.9%
Miami
Houston
U.S.

2020 – 2025 Est. Population Change


6.3%
7.5%
3.3%
Miami
Houston
U.S.

Amerant is growing in attractive markets and is the largest community bank in the Miami-Dade MSA[5]

(1) During 4Q19, the Bank opened two new branches: Miami Lakes, Miami-Dade County, FL (10/07/19), and Boca Raton, Palm Beach County, Fl (12/09/2019). On March 2nd, 2020, the Bank opened one branch in Delray Beach, Palm Beach County, Fl

(2) Deposits amount does not reflect the two branches opened during the second half of 2019

(3) Includes the Katy, TX branch. The city of Katy is in Harris, Fort Bend, and Waller Counties and the new facility serves nearby areas of these counties

(4) Our Sugar Land, TX branch also serves Fort Bend County and our Katy, TX branch lies adjacent to this market

(5) Community banks include those with less than $10 billion in assets

Sources: Deposit data from FDIC as of June 30, 2019 (Bank-level). Market demographics, and county data and market share from S&P Global Market Intelligence as of June 30, 2019

(6) In January 2019, the Bank opened a Loan Production Office in Dallas, Texas

AMERANT

10 Ongoing Business Transformation From... To... Part of a diverse international financial group, Focused on traditional community banking with a sophisticated international customer business in the U.S. and an international base business to service valued relationships A number of non-core products and services No ongoing commercial or shared services were offered as a result of the relationship relationships with former parent with former parent Loan growth in a refined U.S. product suite and Wide range of lending products with diverse tightened credit standards have led to much underwriting standards improved credit performance Depositor base comprised substantially of Double-digit growth of domestic deposits over individuals and corporations outside of the the last four years while continuing to benefit U.S. from low cost international deposit base Value proposition “in development” and strong Value proposition focused on expanding reliance on “non-relationship” assets and presence within target U.S. communities and liabilities strengthening relationships (share of wallet) Pivot from an internationally focused bank to a traditional community bank with a Latin American heritage

11 Summary of Our Strategic Plan Building on our strengths to shape our future Domestic focus Expanding Growth in Core, Increased with an Strong Credit Business and Domestic Profitability International Culture Geographic Deposits and Returns Heritage Presence ▪ Protect and serve ▪ Exit higher-risk ▪ Continue strong ▪ Continued ▪ Improve cross- profitable and less attractive domestic deposit strategic selling initiatives, international businesses growth through a expansion (e.g. including scalable customer base Dallas, Palm wealth ▪ Pursue targeted high-touch, Beach) management ▪ Grow U.S. lending needs-based platform presence and opportunities approach ▪ Focus on enhance market within prudent ▪ Improve deposit increased share of ▪ Ongoing expense share in existing credit guidelines account wallet and non- rationalization and and adjacent lending products efficiency ▪ Refined product penetration of the markets from existing initiatives suite targeting commercial client base ▪ Enhance multi- selected domestic customer base ▪ Focus on channel client customers and ▪ Enhance retail and ▪ Expand wealth solidifying experience with verticals/niches commercial sales management presence in target improved branch with consultative client acquisition U.S. communities experience and cross-selling sales approach ▪ Initiatives to opportunities ▪ Replace low and improved increase domestic yielding foreign banking centers fee income loans with higher generation margin domestic loans (completed in 2019) Creating shareholder value through the implementation of a multi-dimensional strategic plan

12 Build on Improving Financial Performance Increased Attractive Risk- Higher Net Rationalizing Enhanced Domestic Adjusted Loan Interest Cost Profitability Deposits Profile Margin Structure Non-performing Domestic Net Interest Loans(1) Efficiency Deposits Margin ROE / Total Loans Ratio ($ in millions) 11.4% CAGR 79 bps decrease 59 bps increase 721 bps decrease 429 bps increase 3,122 2.85% 84.7% 1.36% 6.43% 2,030 77.5% 2.26% 2.14% 0.57% 2015 2019 2015 2019 2015 2019 2015 2019 2015 2019 Domestic Deposits International Loans as % of as % of Yield on Loans: # of FTEs: ROA(1): Total Deposits: Total Loans: 31.1% 54.2% 24.2% 3.0% 3.06% 4.65% 1,007 829 0.19% 0.65% Multi-year shift towards increasing core domestic growth and profitability (1)Non-performing loans include all accruing loans past due by 90 days or more, all nonaccrual loans and restructured loans that are considered "troubled debt restructurings" or "TDRs"

13 Investment Portfolio Investment Securities Balances and Yields(1) Highlights (in millions) $23.1 $23.8 $24.0 $85.2 $73.9 • Effective duration increased to 3.8 years as we $1,500 $77.6 prepared for continued rate decline by purchasing 20-year U.S. Treasuries and collateralized mortgage obligations (CMOs) with prepayment protection $1,000 $1,562.9 $1,568.8 $1,461.2 • Floating rate portfolio declined to 14% by the end of 2019 compared to 2018 $500 • Recognized YTD marketable equity securities gain $0 through income as a result of the the adoption of 2018 3Q19 4Q19 new accounting standard Available for Sale (AFS) Held to Maturity (HTM) Marketable Equity Securities(2) Investments Securities Fixed vs. Floating Investment Securities by Type December 31, 2019 U.S. Gov't agency 13.9% Dec. 2018 Dec. 2019 Municipals 3.0% 23.4% 14.3% Corporate debt 3.8 yrs 3.4 yrs 15.2% Effective Effective Duration U.S. Gov't Duration sponsored enterprises Marketable 76.6% 60.2% Equity 85.7% Securities 1.4% US Treasury 6.3% Fixed rate Floating rate (1) Excludes Federal Reserve Bond and FHLB Stock (2) The Company adopted ASU 2016-01 on December 31, 2019. Marketable Equity Securities are shown for prior quarters for comparative purposes

14 Strategic Shift in Loan Mix Yielding Benefits Loan Portfolio Loan Mix by Geography December 31, 2019 December 31, 2015 December 31, 2019 Financial Institutions & Acceptances 0.3% 24.2% Consumer 1.5% 1-4 Family 3.0% 9.4% 97.0% C&I 21.5% 75.8% § Domestic § International Owner Occupied CRE 51.7% Highlights CRE 15.6% • Domestic loan CAGR of 6.9% since 2015 • Planned reduction of foreign financial institution (FI) and non- relationship SNC loans (C&I) has been completed • Average loan yields have increased from 3.06% in 2015 to 4.65% in 2019 Total: $5.7 billion • Emphasis on select growth in Florida and continued expansion in Texas and New York to diversify portfolio • Total loan growth expected to be driven by select C&I, owner occupied, and single-family residential loans • Targeted reduction in international loan portfolio, coupled with growth in domestic C&I, CRE, and residential mortgages, has resulted in a better risk-adjusted loan book

15 Balanced CRE Loan Portfolio CRE Portfolio CRE Loan Mix by Primary Market Area(1) December 31, 2019 December 31, 2019 Greater Houston 15.4% Hospitality 6.7% New York City area 24.0% Retail 38.5% Other FL, Multifamily TX, and NY/ Miami-Dade, 27.0% NJ 5.1% Broward, and Palm Beach counties 55.5% Industrial + Warehouse Office 3.2% 15.2% Highlights Land+ Construction 9.4% • Well diversified among sectors, with land and construction representing less than 10% Total: $3.0 billion • Geographically diversified Our CRE loan portfolio is highly diversified across geographies and industry segments (1)Primary market areas are Miami-Dade, Broward, and Palm Beach counties; Dallas and the Greater Houston market area; and the New York City area, including all five boroughs

16

Disciplined Credit Culture

Robust Underwriting Standards

- Credit quality and reserve coverage remains strong
- The increase in charge-offs was due to:
  - Several international commercial credits (2016)
  - One isolated CRE loan [1] (2018)
  - Approx. 60% of charge-offs was due to the planned sunset of the credit card products; otherwise Net Charge-offs / Avg Loans was 0.02%. (2019)
- The increase in Non-performing assets was mainly due to:
  - $11.9 million multiple loan relationship to a South Florida borrower in the food wholesale industry secured with a combination of real estate, receivables and inventory; and with an allocated 20% in specific reserves

Non-performing Assets[3] / Total Assets



1.50%
1.00%
0.50%
0.00%
2015
2016
2017
2018
2019
0.48%
0.41%

Net Charge-Offs / Average Total Loans [2]



0.35%
0.15%
-0.05%
2015
2016
2017
2018
2019
0.11%
0.08%

Allowance for Loan Losses / Total Loans[4]



1.50%
1.00%
0.50%
0.00%
2015
2016
2017
2018
2019
0.91%
0.71%

Amerant   US Peer Median[5]

Prudent underwriting across portfolios has translated into exceptional credit performance

(1) During the fourth quarter of 2018, the Company sold and charged-off $5.8 million of a Houston CRE loan that originated in 2007, which had been restructured. This resulted in Net Charges-Off / Average Total Loans of 0.18% for 2018

(2) Calculated based upon the average daily balance of outstanding loan principal balance net of deferred loan fees and costs, excluding the allowance for loan losses

(3) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered "troubled debt restructurings" or "TDRs", and OREO properties acquired through or in lieu of foreclosure

(4) Outstanding loans are net of deferred loan fees and costs. 2015 and 2017 include loans held for sale of $9.7 million and $5.6 million, respectively. There were no loans held for sale at any of the other dates presented

(5) Peer data is not yet available for FYE19. Peers are SSB, HOMB, TRMK, HTH, IBOC, CADE, PFS, LTXB, FFBC, IBTX, TOWN, INDB, CSFL, WSFS, DCOM, FFIC, SBCF, LBAI, EBSB, EFSC and CNOB. Source: S&P Global Market Intelligence

AMERANT

17 Highly Attractive Deposit Franchise Highlights Deposit Mix (1) NIB December 31, 2019 Jumbo Time, Demand, 12.7% 13.3% • Focus on developing domestic relationships as opposed to rate sensitive, non-relationship time IB Demand, deposits Total Deposits: Retail 19.1% $5.8 billion Time, • Experienced 11.4% CAGR in domestic deposits 29.3% • Protect and grow low cost deposits MMDA & • 13.1% international deposit decline in 2019 Savings, 25.6% International Deposits Domestic Deposits (in millions) (in millions) ~ 12% Compounded Annual Decline Rate ~11% CAGR $4,490 $3,122 $4,093 $2,823 $3,001 $3,500 $2,484 $3,031 $2,635 $2,030 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 % of Total 68.9% 45.8% 31.1% 54.2% Deposits Strategic focus on defending international deposits while steadily growing domestic deposit base (1) Based on Bank’s December 31, 2019 call report

18 Wholesale Funding FHLB and Other Borrowings by Maturity Advances from the Federal Home Loan Bank and Other December 31, 2019 Borrowings (in millions) Year of Maturity Interest Rate 2018 3Q19 4Q19 2021 17.0% 2019 1.80% to 3.86% 440 195 — 2020 23.1% 2020 1.50% to 2.74% 306 325 285 2022 9.7% 2021 1.75% to 3.08% 210 240 210 2022 1.14% to 2.80% 120 320 (1) 120 2023 and 0.71% to 3.23% 90 90 620 (2) after 2023 and Total $ 1,166 $ 1,170 $ 1,235 after 50.2% (1) Advances of $200 million were called/prepaid during 4Q19 (2) Includes $530 million in callable advances (fixed interest rates from 0.77% to 0.97%) Highlights • Took advantage of the yield curve by replacing funding with fixed-rate longer-term advances with callable features, resulting in 25 bps overall funding cost savings in 4Q19 • We expect to continue taking FHLB funding as needed with short duration maturities or advances structured to allow us drive down funding costs

Interest Income and Margin Trends

19

Highlights

- Increase in NIM in 2019 driven by improved loan portfolio mix, including the planned strategic run-off of foreign FI and non-relationship SNC loans, partially offset by an increase in the cost of certain time deposit renewals
- The Company continues to be asset sensitive driven by floating rate loans and loans maturing in less than a year
- Given more recent market interest rate expectations, management has been taking steps to create protection if interest rates decline further
- In line with these efforts, the duration of the investment portfolio increased to 3.8 years in 4Q19 compared to 2.6 years in 3Q19 with the strategic purchase of 20-year U.S. Treasuries and CMOs with prepayment protection

Impact on NII from Interest Rate Change(3)

(As of December 31, 2019)



(in Millions)
$230
$220
$210
$200
$190
-4.7%
$197
-2.3%
$202
0.0%
$207
1.4%
$210
2.6%
$213
-50 bps
-25 bps
BASE
+25 bps
+50 bps
Net Interest Income
Change from base

Loan Yield Gap(1)(2)



Gap between Amerant and peers has narrowed by 106 bps
1.64%
1.16%
0.88%
0.62%
0.53%
2015
2016
2017
2018
2019

Net Interest Margin(1)(2)



2.26%
3.64%
2.48%
3.53%
2.63%
3.60%
2.78%
3.82%
2.85%
3.67%
2015
2016
2017
2018
2019
Amerant
Peer Median

Continued improvement in Loan Yields and NIM

(1) Peer data is not yet available for 2019, data as of 3Q19

(2) Peers are SSB, HOMB, TRMK, HTH, IBOC, CADE, PFS, LTXB, FFBC, IBTX, TOWN, INDB, CSFL, WSFS, DCOM, FFIC, SBCF, LBAI, EBSB, EFSC and CNOB. Peer data as of September 30, 2019. Source: S&P Global Market Intelligence

(3) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve

AMERANT

20

Wealth Management Franchise Expansion - Key Component of Noninterest Income

Wealth Management Platform

Amerant Trust

- Estate Planning
- Asset Protection
- Escrow Services

Amerant Investments

- Brokerage Services
- Investment Advisory Services

2019 YTD Noninterest Income Mix

Total: $57.1 million


43.9%
29.9%
26.2%
Deposits and service fees
Brokerage, advisory, and fiduciary activities
Other noninterest income (includes derivative income (4))

Noninterest Income as a % of Operating Revenue (1)(2)(3)


23.8%
19.5%
24.2%
18.6%
23.0%
19.7%
20.0%
18.6%
19.5%
18.7%
2015
2016
2017
2018
2019
Amerant
Peer Median

Highlights

- Continue focus on domestic market to expand our footprint
- Building team to focus on domestic retail strategy to increase banking center referrals to the Wealth Management team
- $1.82 billion in assets under management/custody
- Deposit and service fees also contribute significantly to noninterest income

Expansion of fee income capabilities a key focal point and growth lever

(1) Peers are SSB, HOMB, TRMK, HTH, IBOC, CADE, PFS, LTXB, FFBC, IBTX, TOWN, INDB, CSFL, WSFS, DCOM, FFIC, SBCF, LBAI, EBSB, EFSC and CNOB. Peer data obtained from S&P Global Market Intelligence and is adjusted to exclude all securities gains and losses
(2) Peer data is not yet available for FYE19
(3) Operating revenue is the result of net interest income before provision for loan losses plus noninterest income. Noninterest income excludes all securities gains and losses. Years 2019 and 2017, also exclude $2.8 million gain on sale of excess land and $10.5 million gain on sale of the NY building, respectively.
(4) $5.1 million from derivative transactions sold to borrowing customers, including $2.5 million recorded in 4Q19

AMERANT

21 Increasing Operating Efficiency Cost Initiatives Efficiency Ratio • Continue simplification of 84.7% business model and product Rationalization 78.0% 78.8% 77.5% of Business Lines offerings as part of spin-off 73.8% • Streamlined international business resulting in less complexity and reduced costs • Investments in technology are 2015 2016 2017 2018 2019 Head Count expected to drive further reduction Reduction in back-office headcount, generating efficiencies Net Interest Income as a % of Average (1) • FTEs down 82, or 9% since Earnings Assets December 2018 2.85% 2.78% 2.63% • Reduction and reorganization of 2.48% Space existing office space to increase Efficiencies the amount available for lease to 2.26% third parties • New branches are smaller and optimize customer interaction 2015 2016 2017 2018 2019 Simplification of business model and new technology initiatives will allow for a significant reduction in headcount and further improvement in the efficiency ratio (1)Includes loans, securities available for sale and held to maturity, deposits with banks and other financial assets, which yield interests or similar income

22 Investment Highlights Starting second year of shifting from preservation of capital to driving profitable growth and shareholder value Diversification of revenue from a greater share of wallet strategy and an attractive wealth management platform that is being refocused and cross-sold to domestic customers Low cost granular deposit base from international customers who view U.S. as a safe haven for their savings New products with significant fee income generation stream Focus on expanding domestic deposit base throughout our high growth U.S. markets Substantial and continuing insider ownership, approximately 30% Strong asset quality and domestic loan growth Top-shelf risk management culture stemming from having been part of large organization

Appendices

24

Appendix 1
Summary Financial Statements

(in millions)	December 31, 2015	2016	2017	2018	2019
Assets					
Cash and cash equivalents	$138.3	$135.0	$153.4	$85.7	$121.3
Total securities [1]	2,055.6	2,123.2	1,777.0	1,671.2	1,666.5
Loans held for sale (HFS)	9.7	—	5.6	—	—
Loans, gross (excl HFS)	5,623.2	5,764.8	6,066.2	5,920.2	5,744.3
Allowance for loan losses	77.0	81.8	72.0	61.8	52.2
Loans, net (excl HFS)	5,546.2	5,683.0	5,994.2	5,858.4	5,692.1
Premises & equipment, net	150.2	148.7	129.4	123.5	128.8
Goodwill	19.2	19.2	19.2	19.2	19.5
Bank owned life insurance	100.4	164.9	200.3	206.1	211.9
Other assets	143.2	160.3	157.6	160.1	145.3
Total assets	**$8,162.8**	**$8,434.3**	**$8,436.8**	**$8,124.3**	**$7,985.4**
Liabilities					
Total deposits	$6,519.7	$6,577.4	$6,323.0	$6,032.7	$5,757.1
Total Fed funds & repos	73.5	50.0	—	—	—
Advances from the Federal Home Loan Bank and other borrowings	722.3	931.0	1,173.0	1,166.0	1,235.0
Junior subordinated debentures held by trust subsidiaries	118.1	118.1	118.1	118.1	92.2
Accounts payable, accrued liabilities and other liabilities	46.9	53.1	69.2	60.1	66.3
Total liabilities	**$7,480.4**	**$7,729.6**	**$7,683.3**	**$7,376.9**	**$7,150.7**
Total stockholders' equity	**682.4**	**704.7**	**753.5**	**747.4**	**834.7**
Total liabilities and stockholders' equity	**$8,162.8**	**$8,434.3**	**$8,436.8**	**$8,124.3**	**$7,985.4**

(1) The balance of securities includes held to maturity, marketable equity securities, and available for sale. FHLB and FRB stock are included in "Other Assets".

AMERANT

25 Appendix 1 Summary Financial Statements (cont’d) Years ended December 31, (in thousands) 2015 2016 2017 2018 2019 Total interest income $208,199 $238,827 $273,320 $309,358 $312,974 Total interest expense 35,914 46,894 63,610 90,319 99,886 Net interest income $172,285 $191,933 $209,710 $219,039 $161,826 (Reversal of) provision for loan & lease ) ) losses 11,220 22,110 (3,490 375 (3,150 Total noninterest income 54,756 62,270 71,485 53,875 57,110 Total noninterest expense 192,262 198,303 207,636 214,973 209,317 Net income before income tax 23,559 33,790 77,049 57,566 64,031 Income tax (8,514) (10,211) (33,992) (11,733) (12,697) Net income $15,045 $23,579 $43,057 $45,833 $51,334

26 Appendix 2 Non-GAAP Financial Measures Reconciliations Explanation of Certain Non-GAAP Financial Measures This Presentation contains certain adjusted financial information, and their effects on noninterest income, noninterest expense, income taxes, net income, efficiency ratios, ROA and ROE and certain other financial ratios. These adjustments include: • the $2.8 million net gain on the sale of vacant Beacon land during the fourth quarter of 2019, • the $10.5 million net gain on the sale of the Company’s New York City building during the third quarter of 2017, • the $9.6 million expense in the fourth quarter of 2017 resulting from the 2017 Tax Act, • spin-off expenses totaling $6.7 million in 2018 and $5.2 million in 2017, beginning in the fourth quarter of 2017 and continuing to the fourth quarter of 2018, • the $6.4 million, $0.9 million, $2.7 million, $1.3 million, and $0.1 million, in restructuring expenses in the fourth quarter of 2018, first quarter of 2019, second quarter of 2019, third quarter of 2019 and fourth quarter of 2019, respectively, related to staff reduction costs, legal and strategic advisory costs and rebranding costs These as-adjusted measures are not in accordance with generally accepted accounting principles (“GAAP”). This Appendix 2 reconciles these adjustments to reported results. The Company uses certain non-GAAP financial measures, within the meaning of SEC Regulation G, which are included in this Presentation to explain our results and which are used in our internal evaluation and management of the Company’s businesses. The Company’s management believes these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. The Company believes these are especially useful in light of the effects of our spin-off and related restructuring expenses, as well as the sale of vacant Beacon land in the fourth quarter of 2019, the sale of our New York City building in third quarter 2017 and the charges to our deferred tax assets in fourth quarter 2017 resulting from the enactment of the 2017 Tax Act in December 2017. No adjustments were made to the 2015 and 2016 financial information.

Appendix 2 27 Non-GAAP Financial Measures Reconciliations (cont’d) (in thousands) 2019 2018 2017 Total noninterest income $ 57,110 $ 53,875 $ 71,485 Less: gain on sale of vacant Beacon land (2,795) — — Less: net gain on sale of New York building — — (10,469) Adjusted noninterest income $ 54,315 $ 53,875 $ 61,016 Total noninterest expenses $ 209,317 $ 214,973 $ 207,636 Less: Restructuring costs(1): Staff reduction costs 1,471 $ 4,709 — Legal and strategy advisory costs — $ 1,176 — Rebranding costs 3,575 $ 400 — Other costs — $ 110 — Total restructuring costs 5,046 6,395 — Less Spin-off costs: Legal fees — $ 3,539 $ 2,000 Additional contribution to non-qualified deferred compensation plan on behalf of participants to mitigate tax effects of unexpected early distribution due to — $ 1,200 — spin-off(2) Accounting and consulting fees — $ 1,384 $ 2,400 Other expenses — 544 845 Total Spin-off costs — 6,667 5,245 Adjusted noninterest expense $ 204,271 $ 201,911 $ 202,391

28 Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d) (in thousands) 2019 2018 2017 Net income $ 51,334 $ 45,833 $ 43,057 Plus after-tax restructuring costs: Restructuring costs before income tax effect 5,046 6,395 — Income tax effect (1,001) (1,303) — Total after-tax restructuring costs 4,045 5,092 — Plus after-tax total Spin-off costs: Total Spin-off costs before income tax effect — 6,667 5,245 Income tax effect(3) — 331 (2,314) Total after-tax Spin-off costs — 6,998 2,931 Less after-tax gain on sale of vacant Beacon land: Gain on sale of vacant Beacon land before income tax effect (2,795) — — Income tax effect 554 — — Total after-tax gain on sale of vacant Beacon land (2,241) — — Less after-tax net gain on sale of New York building: Net gain on sale of New York building before income tax effect — — (10,469) Income tax effect(4) — — 3,320 Total after-tax net gain on sale of New York building — — (7,149) Plus impact of lower rate under the 2017 Tax Act: Remeasurement of net deferred tax assets, other than balances corresponding to — — 8,470 items in AOCI Remeasurement of net deferred tax assets corresponding to items in AOCI — — 1,094 Total impact of lower rate under the 2017 Tax Act — — 9,564 Adjusted net income $ 53,138 $ 57,923 $ 48,403

Appendix 2 29 Non-GAAP Financial Measures Reconciliations (cont’d) 2019 2018 2017 Basic earnings per share $ 1.21 $ 1.08 $ 1.01 Plus: after tax impact of restructuring costs 0.09 0.12 — Plus: after tax impact of total spin-off costs — 0.16 0.07 Plus: effect of lower rate under the 2017 Tax Act — — 0.23 Less: after tax gain on sale of vacant Beacon land (0.05) — — Less: after-tax net gain on sale of New York building — — (0.17) Total adjusted basic earnings per common share $ 1.25 $ 1.36 $ 1.14 (5) Diluted earnings per share $ 1.20 $ 1.08 $ 1.01 Plus: after tax impact of restructuring costs 0.09 0.12 — Plus: after tax impact of total spin-off costs — 0.16 0.07 Plus: effect of lower rate under the 2017 Tax Act — — 0.23 Less: after tax gain on sale of vacant Beacon land (0.05) — — Less: after-tax net gain on sale of New York building — — (0.17) Total adjusted diluted earnings per common share $ 1.24 $ 1.36 $ 1.14 Net income / Average total assets (ROA) 0.65% 0.55% 0.51% Plus: after tax impact of restructuring costs 0.05% 0.06% —% Plus: after tax impact of total spin-off costs —% 0.08% 0.03% Plus: effect of lower rate under the 2017 Tax Act —% —% 0.11% Less: after tax gain on sale of vacant Beacon land -0.03% —% —% Less: after-tax net gain on sale of New York building —% —% -0.08% Adjusted net income / Average total assets (Adjusted ROA) 0.67% 0.69% 0.57% Net income / Average stockholders' equity (ROE) 6.43% 6.29% 5.62% Plus: after tax impact of restructuring costs 0.51% 0.70% —% Plus: after tax impact of total spin-off costs —% 0.96% 0.38% Plus: effect of lower rate under the 2017 Tax Act —% —% 1.25% Less: after tax gain on sale of vacant Beacon land -0.28% —% —% Less: after-tax net gain on sale of New York building —% —% -0.93% Adjusted net income / Average stockholders' equity (Adjusted ROE) 6.66% 7.95% 6.32%

30 Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d) (in thousands, except per share data and percentages) 2019 2018 2017 Efficiency ratio 77.64% 78.77% 73.84 % Less: impact of restructuring costs (2.43)% (2.34)% — % Less: impact of total spin-off costs — % (2.44)% (1.86)% Plus: after-tax net gain on sale of New York building — % — % 2.78 % Adjusted efficiency ratio 75.21% 73.99% 74.76 % Tangible common equity ratio: Stockholders' equity $ 834,701 $ 747,418 $ 753,450 Less: Goodwill and other intangibles (21,744) (21,042) (21,186) Tangible common stockholders' equity $ 812,957 $ 726,376 $ 732,264 Total assets 7,985,399 8,124,347 8,436,767 Less: Goodwill and other intangibles (21,744) (21,042) (21,186) Tangible assets $ 7,963,655 $ 8,103,305 $ 8,415,581 Common shares outstanding 43,146 43,183 42,489 Tangible common equity ratio 10.21% 8.96% 8.70 % Stockholders' book value per common share $ 19.35 $ 17.31 $ 17.73 Tangible stockholders' book value per common share $ 18.84 $ 16.82 $ 17.23

31 Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d) (1) Expenses incurred for actions designed to implement the Company’s strategy as a new independent company. These actions include, but are not limited to, reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (2) The spin-off caused an unexpected early distribution for U.S. federal income tax purposes from our deferred compensation plan. This distribution was taxable to plan participants as ordinary income during 2018. We partially compensated plan participants, in the aggregate amount of $1.2 million, for the higher tax expense they incurred as a result of the distribution increasing the plan participants' estimated effective federal income tax rates by recording a contribution to the plan on behalf of its participants. The after tax net effect of this $1.2 million contribution for the period ended September 30, 2018, was approximately $952,000. As a result of the early taxable distribution to plan participants, we expensed and deducted for federal income tax purposes, previously deferred compensation of approximately $8.1 million, resulting in an estimated tax credit of $1.7 million, which exceeded the amount of the tax gross-up paid to plan participants. (3) Calculated based upon the estimated annual effective tax rate for the periods, which excludes the tax effect of discrete items, and the amounts that resulted from the permanent difference between spin-off costs that are non-deductible for Federal and state income tax purposes, and total spin-off costs recognized in the consolidated financial statements. The estimated annual effective rate applied for the calculation differs from the reported effective tax rate since it is based on a different mix of statutory rates applicable to these expenses and to the rates applicable to the Company and its subsidiaries. (4) Calculated based upon an estimated annual effective rate of 31.71%. (5) As of December 31, 2019 dilutive instruments included 495,131 unvested shares of restricted stock, respectively. Share activity in 2019 includes 736,839 shares of restricted stock issued in December 2018 in connection with the Company’s IPO, 1,299 additional shares of restricted stock issued in January 2019, 2,583 shares granted to a new employee in October 2019, and the vesting of 245,590 shares vested on December 21, 2019. As of December 31, 2019, these unvested shares of restricted stock, were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share at those dates, fewer shares would have been purchased than restricted shares assumed issued. Therefore, at that date, such awards resulted in higher diluted weighted average shares outstanding than basic weighted average shares outstanding and had a dilutive effect in earnings per share in 2019.

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